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                               SECURITY AGREEMENT



      This SECURITY AGREEMENT (the "Security Agreement") is effective this 30th day of September, 2001 among AIM Aircraft, Inc., a Colorado corporation with its principal office at 7211 S. Peoria Street, Suite 200, Englewood, Colorado 80112 (the "Pledgor") and Air Response Medical Transport Corp., a Delaware corporation, Global Air Rescue, Inc., a Delaware corporation and Air Response North, Inc., a Florida corporation (the "Secured Parties").

      1. Pledgor hereby grants to the Secured Parties as of the date hereof a continuing security interest in the items and assets specifically set forth on EXHIBIT A (the "Collateral") to secure payment and performance of all of the Obligations (as defined below) of the Pledgor to the Secured Parties.

      2. OBLIGATIONS. This Security Agreement is executed by Pledgor to secure performance of Pledgor's obligations (the "Obligations") under that certain convertible promissory note dated as of the date hereof in the principal amount of $5,000,000 (the "Note") executed by Pledgor and payable to the order of the Secured Parties pursuant to that certain Purchase Agreement of even date herewith executed by Pledgor, the Secured Parties and Global Air Charter, Inc., a Florida corporation (the "Purchase Agreement"). The obligation of Pledgor to make all payments and perform all of its obligations under the Note are collectively referred to in this Security Agreement as the "Obligations."

      3. Pledgor will not, without the prior written consent of the Secured Party, which consent shall not be unreasonably withheld, sell, lease or otherwise transfer or dispose of all or substantially all the Collateral.

      4. Pledgor will keep the Collateral in good order and repair, and will not waste or destroy the Collateral.

      5. Pledgor represents, warrants, and agrees that: (a) Pledgor is duly organized, validly existing and in good standing under the laws of the State of Colorado and is duly qualified to do business in all jurisdictions necessary for the operation of its business; (b) the name of Pledgor set out in this Security Agreement is the full, complete proper name of Pledgor, and the address of Pledgor is accurately stated; (c) Pledgor has full power and authority to execute and deliver this Security Agreement and to perform its obligations hereunder; and (d) Pledgor has authorized the execution, delivery, and performance of this Security Agreement by all necessary corporate action.

      6. Secured Party shall not be liable for failure to collect or realize upon any or all of the Collateral, or for any delay in so doing, nor shall Secured Party be under any duty to take any action whatsoever with regard thereto. Secured Party shall use reasonable care in the custody and preservation of any Collateral in its possession.

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      7. Regardless of whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, powers, and remedies are asserted, Secured Party shall have the rights, powers and remedies of a secured party under the Colorado Uniform Commercial Code, as amended. No forbearance, failure, or delay by Secured Party in exercising any right, power, or remedy shall be deemed a waiver thereof or preclude any other or further exercise thereof. No single or partial exercise of any right, power, or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power, or remedy.

      8. This Security Agreement shall be binding on and enforceable against Pledgor and its successors, assigns, and legal representatives and shall inure to the benefit of Secured Party and its successors, assigns, and legal representatives.

      9. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without regard to its rules of conflict of laws. The Company and the Holders hereby absolutely and irrevocably consent and submit to the exclusive jurisdiction of the courts of the State of Colorado and of any federal court located in the States of Colorado in connection with any actions or proceedings brought against the Company or the Holders arising out of or relating to this Agreement. In any such action or proceeding, the Company and the Holders hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that service thereof may be made by certified or registered first class mail directed to the Company or the Holders, as the case may be, at their respective addresses. Notwithstanding the foregoing, any disputes between the Parties hereto concerning a Material Uncured Breach as defined in Section 2.4(c) of the Purchase Agreement and Section 5 of the Note or an Event of Default as defined in SECTION 6 of the Note shall be submitted to arbitration in a manner consistent with the terms of Section 10.4 of the Purchase Agreement, but on an accelerated basis.

      10. If any "Events of Default" as defined in Section 6 of the Note shall have occured and shall not have been remedied, then the Secured Parties, may in addition to any other rights and remedies that it may have, immediately and without demand exercise any and all of the rights and remedies pursuant to law granted to a secured Parties upon default under the Uniform Commercial Code; and upon request or demand of the Secured Parties, the Pledgor shall at its expense assemble all or any part of the Collateral and make it available to the Secured Parties at a convenient place designated by the Secured Parties. Upon an Event of Default, the Secured Parties and its agents are authorized, during normal business hours, to enter into or onto any premises where the Collateral may be located for the purpose of taking possession of such Collateral. Any notice of sale, disposition or other intended action by the Secured Parties, sent to the Pledgor at the address specified at the beginning of this Security Agreement or at such other address of the Pledgor as may from time to time be shown on the Secured Parties's records, at least ten (10) days prior to such action, shall constitute reasonable notice to the Pledgor. Any proceeds of any disposition of any of the Collateral may be applied by the Secured Parties toward payment of such of the Obligations and in such order of application as the Secured Parties may from time to time elect.

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      11. This Security Agreement may not be amended except in writing duly signed by Secured Party and by Pledgor. If any provision of this Security Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by a decree of last resort, Pledgor and Secured Party shall promptly meet and negotiate in good faith substitute provisions for those rendered illegal or unenforceable, but all of the remaining provisions shall remain in full force and effect.



THE PLEDGOR HEREBY, AND THE SECURED PARTIES BY ITS ACCEPTANCE OF THIS SECURITY AGREEMENT, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OR DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ACCEPTING THIS SECURITY AGREEMENT.

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      IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date set forth in the first paragraph hereof.



                                    PLEDGOR


                                    AIM AIRCRAFT, INC.

                                          By: /s/ Dennis Rommel
                                             -----------------------------
                                          Name: Dennis Rommel
                                               ---------------------------
                                          Title: President
                                                --------------------------



                                    SECURED PARTIES



                                    AIR RESPONSE MEDICAL TRANSPORT CORP.

                                          By: /s/ Arthur Kobrin
                                             -----------------------------
                                          Name: Arthur Kobrin
                                               ---------------------------
                                          Title: President
                                                --------------------------

                                    GLOBAL AIR RESCUE, INC.

                                          By: /s/ Arthur Kobrin
                                             -----------------------------
                                          Name: Arthur Kobrin
                                               ---------------------------
                                          Title: President
                                                --------------------------

                                    AIR RESPONSE NORTH, INC.

                                          By: /s/ Arthur Kobrin
                                             -----------------------------
                                          Name: Arthur Kobrin
                                               ---------------------------
                                          Title: President
                                                --------------------------